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                                                                    EXHIBIT 10.4

                                                                   March 7, 2003

First Reserve Corporation
411 West Putnam, Suite 109
Greenwich, Connecticut  06830
Attention: Thomas J. Sikorski

First Reserve Corporation
1801 California Street, Suite 4110
Denver, Colorado  80202
Attention: Thomas R. Denison

Dear: Messrs. Sikorski and Denison

     Reference is hereby made to that certain Purchase Agreement, dated as of November 29, 2002, as modified by that certain letter agreement, dated as of January 24, 2003, and as subsequently amended or modified (the "Purchase Agreement"), by and among First Reserve Fund IX, L.P., a Delaware limited partnership (and, except as otherwise provided therein, any permitted assignee to whom Buyer's rights and obligations are transferred pursuant to Section 8.12 of the Purchase Agreement, "Buyer"), Tokheim Corporation, an Indiana corporation ("Parent"), Sunbelt Hose & Petroleum Equipment, Inc., a Georgia corporation ("Sunbelt"), Tokheim RPS, LLC, a Delaware limited liability company ("RPS"), Tokheim Investment Corp., a Texas corporation ("TIC"), Gasboy International, Inc., a Pennsylvania corporation ("Gasboy"), Tokheim Services, LLC, an Indiana limited liability company ("Services") and Tokheim and Gasboy of Canada Ltd., a corporation organized under the laws of Ontario ("TG Canada") (Parent, Sunbelt, RPS, TIC, Gasboy, Services and TG Canada being collectively referred to as "Sellers"). Capitalized terms not otherwise defined herein shall have the meanings given them in the Purchase Agreement.

     This letter confirms the agreement of Buyer and Sellers that the Purchase Agreement is hereby terminated with respect to Gasboy and the Gasboy Assets, and the Purchase Agreement is hereby modified as appropriate to reflect the agreement of Buyer to purchase, and Sellers to sell, only the Tokheim Assets, and not the Gasboy Assets, on the following general terms, and notwithstanding anything to the contrary contained in the Purchase Agreement:

     (i) the aggregate Cash Consideration for the Tokheim Assets shall be $15,000,000, and there shall be no adjustment to such Cash Consideration pursuant to Section 2.6 or Section 2.7 of the Purchase Agreement, and

     (ii) in no event shall Sellers' Wabash Facility, Sellers' Washington Facility, the fixtures and Personal Property (but such excluded Personal Property shall not include the tools, dies, fixturing and manufacturing equipment in such facilities; provided, that Sellers shall retain at least $330,000 worth of fixtures and Personal Property, assigned value as provided in Sellers liquidation analysis which was provided to Buyer prior


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to the auction) located at the Wabash Facility or the Washington Facility, or
the approximately 40 acres of land located at Tokheim Professional Park on Dupont Road be included in the Tokheim Assets (including, without limitation, as Real Property). Furthermore, Buyer and Sellers agree to use their reasonable best efforts to consummate such sale and purchase of the Tokheim Assets in accordance with the terms of the Purchase Agreement with such changes as are necessary to exclude the Gasboy Assets and reflect the general terms described above.

     Without in any way limiting the generality of the foregoing, Buyer and Sellers hereby agree that:

     (i) the term "Business" is deemed modified such that it only includes the business of manufacturing and servicing electronic and mechanical petroleum dispensing systems in the United States, Canada and Mexico which is engaged in by Sellers, other than Gasboy and, to the extent primarily related to the Gasboy line of business, TG Canada;

     (ii) the term "Sellers" is deemed modified such that it only includes Parent, Sunbelt, RPS, TIC, Services and TG Canada;

     (iii) the Acquired Assets are deemed to include only the Tokheim Assets, and not the Gasboy Assets; provided that in no event shall Sellers' Wabash Facility, Sellers' Washington Facility, the fixtures and Personal Property (but such excluded Personal Property shall not include the tools, dies, fixturing and manufacturing equipment in such facilities, which shall be Tokheim Assets; provided, that Sellers shall retain at least $330,000 worth of fixtures and Personal Property, assigned value as provided in Sellers liquidation analysis which was provided to Buyer prior to the auction) located at the Wabash Facility or the Washington Facility, or the approximately 40 acres of land located at Tokheim Professional Park on Dupont Road be included in the Tokheim Assets (including, without limitation, as Real Property);

     (iv) Section 1.1 of the Purchase Agreement, including the Schedules and the defined terms contained in Section 1.1, is deemed modified to the extent necessary to exclude from the Acquired Assets all assets, properties, rights and claims owned or held by Gasboy or, to the extent primarily related to the Gasboy line of business, TG Canada, and such assets, properties, rights and claims are deemed to be Excluded Assets;

     (v) Section 1.3 of the Purchase Agreement, including the Schedules and the defined terms contained in Section 1.3, is deemed modified to the extent necessary to exclude from the Assumed Liabilities all Liabilities of TG Canada to the extent primarily related to the Gasboy line of business;

     (vi) the first three sentences of Section 1.6 of the Purchase Agreement are amended and restated in their entirety as follows:

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               The consideration for the Acquired Assets shall be (a) fifteen million dollars ($15,000,000) (the "Cash Consideration") and (b) the assumption of the Assumed Liabilities. The payment of the Cash Consideration and the assumption of the Assumed Liabilities are referred to herein as the "Consideration".

     (vii) Section 2.6 and Section 2.7 of the Purchase Agreement are deemed deleted in their entirety, including, without limitation, any defined terms that are used only in such Sections;

     (viii) the representations and warranties contained in Article III of the Purchase Agreement, including the information on the Schedules contained in
Article III, are deemed modified such that the representations and warranties are not given by Gasboy or, to the extent such representations and warranties primarily relate to the Gasboy line of business, TG Canada, and the representations and warranties shall only apply to the Tokheim Assets, and not the Gasboy Assets;

     (ix) the covenants and agreements contained in Article V of the Purchase Agreement are deemed modified such that the covenants and agreements only apply to Parent, Sunbelt, RPS, TIC, Services and, to the extent such covenants and agreements do not related primarily to the Gasboy line of business TG Canada, and only with respect to the Tokheim Assets, and not the Gasboy Assets;

     (x) notwithstanding anything in this letter to the contrary, Section 5.8(d) of the Purchase Agreement is deemed to remain in effect without reference to any modification set forth in this letter (e.g., the aggregate amount of the Break-Up Fee and Expense Reimbursement, if payable with respect to the Gasboy Assets under Section 5.8(d)(i), would be $1,050,021);

     (x) Section 7.1(i) and Section 7.1(j) of the Purchase Agreement are deemed deleted in their entirety; and

     (xiv) each of the definitions contained in Article IX of the Purchase Agreement are deemed modified to the extent necessary to effect the changes to the Purchase Agreement contemplated above.

     Buyer and Sellers hereby agree that the Transition Supply Agreement attached as Exhibit 2.2(g) to the Purchase Agreement shall be substantially in the form attached hereto as Exhibit A.

     Buyer and Sellers hereby agree that the Schedules to the Purchase Agreement shall be in the form attached hereto as Exhibit B.

     Buyer and Sellers hereby agree that Buyer shall have the right to remove any Acquired Assets from Sellers' facility in Highlands Ranch, CO until Sellers' lease with respect to such facility is terminated on March 31, 2003. Rent relating to or attributable

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to Sellers' lease with respect to such facility for the month of March 2003 shall be prorated between Sellers and Buyer as of the Closing Date.

     Buyer and Sellers hereby agree that the words "Prior to the Closing" in the first sentence of Section 2.5 of the Purchase Agreement are hereby deleted and shall be replaced with the words "After the Closing" and Buyer and Sellers further agree to cooperate in good faith to fulfill their obligations under
Section 2.5 of the Purchase Agreement, as so amended, in a timely manner.

     Buyer and Sellers hereby agree that, in accordance with the requirements of the Income Tax Act (Canada), the regulations thereunder, the administrative practice and policy of the Canada Customs and Revenue Agency and any applicable equivalent or corresponding provincial or territorial legislative, regulatory and administrative requirements, Buyer and TG Canada shall jointly execute, deliver and file in a timely manner such elections or other filings that do not have a material adverse Tax implication to TG Canada, any other Seller or Buyer.

     Buyer and Sellers hereby agree and acknowledge that any transfer Taxes imposed on the Contemplated Transaction that are paid by Buyer to be held by the Escrow Holder shall be used by Sellers to pay such transfer Taxes, if any; provided, that any amounts held by the Escrow Holder after the final determination and payment of such transfer Taxes, if any, shall be returned to Buyer. Buyer and Sellers shall, upon such determination, promptly provide joint written instructions to the Escrow Holder instructing the Escrow Holder to release such amounts to Buyer.

     Buyer and Sellers hereby agree to work in good faith to reach mutually satisfactory agreements on the following items following the Closing:

               i. inclusion of U.S. Patent 6418981 (relating to vapor recovery alarms and shut-off systems) in the definition of Vapor Recovery IP under the Intangible Property License Agreement between Sellers (other than Gasboy) and Buyer, and extension of Buyer's license to use the Vapor Recovery IP outside of North America through a license on commercially reasonable terms;

               ii. assumption and assignment to Buyer of the December 1, 1997 Technology License Agreement between Parent and Gilbarco, Inc.;

               iii. finalizing the ECVR License between Buyer and Tokheim Services France relating to the Vapor Recovery IP (as defined in (i) above) (potentially including U.S. Patent 6418981); and

               iv. Sellers entering into the license with Gasboy International LLC (or any of its permitted assignees) in the form attached hereto as Exhibit C.

     Buyer and Sellers hereby agree that notwithstanding anything in this letter to the contrary, nothing in this letter shall be deemed to release Buyer from its obligation to

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keep its final Bid submitted at the February 7, 2003 Auction for the purchase of both the Gasboy Assets and the Tokheim Assets open upon the terms described at such Auction, in accordance with the Bidding Procedures.

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Please indicate your agreement with the foregoing by countersigning in the space provided below.

                                        TOKHEIM CORPORATION

                                        By:
                                           -------------------------------
                                        Name:
                                        Title:


                                        SUNBELT HOSE & PETROLEUM EQUIPMENT, INC.

                                        By:
                                           -------------------------------
                                        Name:
                                        Title:


                                        TOKHEIM RPS, LLC

                                        By:
                                           -------------------------------
                                        Name:
                                        Title:


                                        TOKHEIM INVESTMENT CORP.

                                        By:
                                           -------------------------------
                                        Name:
                                        Title:

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                                        GASBOY INTERNATIONAL, INC.

                                        By:
                                           -------------------------------
                                        Name:
                                        Title:


                                        TOKHEIM SERVICES, LLC

                                        By:
                                           -------------------------------
                                        Name:
                                        Title:


                                        TOKHEIM AND GASBOY OF CANADA LTD.

                                        By:
                                           -------------------------------
                                        Name:
                                        Title:


AGREED AND ACCEPTED this ___/th/ day of March, 2003

FIRST RESERVE FUND IX, L.P.

      By:      First Reserve GP IX, L.P.,
               its General Partner

      By:      First Reserve GP IX, Inc.,
               its General Partner

By:
   -------------------------------
Name:  Thomas R. Denison
Title: Managing Director

Cc:    Dennis J. Friedman, Barbara L. Becker
       Gibson, Dunn & Crutcher LLP
       200 Park Avenue
       New York, New York  10166-0193

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                                    EXHIBIT A

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                                    EXHIBIT B

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                                    EXHIBIT C

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